UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
        Officers; Compensatory Arrangements of Certain Officers.

Carriage Services, Inc. (the “Company”) has offered its employees (including its named executive officers) and directors who held outstanding Performance-Based Stock Awards (“PBS Awards”) granted under the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan an opportunity to surrender their PBS Awards to the Company in exchange for cash payments equal to the product of (i) the difference between (x) $19.00 and (y) the applicable purchase price under their PBS Awards and (ii) the number of shares of the Company’s common stock subject to their PBS Awards (the “Cash Out Payments”). All outstanding PBS Awards have been surrendered to the Company and canceled. The Company will pay the Cash Out Payments on January 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: January 7, 2014	By:	/s/ L. William Heiligbrodt
L. William Heiligbrodt
Vice Chairman of the Board, Executive Vice President and Secretary
(Principal Financial Officer)